Exhibit 13.2

CERTIFICATION PURSUANT TO

18 U.S.C. Section 1350

In connection with the filing of the Annual Report on Form 20-F for the period ended December 31, 2018 (the “Report”) by Safe-T Group Ltd. (the “Company”), the undersigned, as Chief Financial Officer of the Company, hereby certifies pursuant to 18 U.S.C. Section 1350, that, to my knowledge:

(1)          the Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(2)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 26, 2019	/s/ Shai Avnit
Shai Avnit
Chief Financial Officer